EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 333-34121, 333-35533 and 333-70317.

ARTHUR ANDERSEN LLP

Miami, Florida
  March 16, 2000